UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. ____)

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[X]	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

Inland Residential Properties Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

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INLAND RESIDENTIAL PROPERTIES TRUST, INC.

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT

Date:	June 20, 2017
Time:	10:00 a.m. central time
Place:	2901 Butterfield Road
Oak Brook, Illinois 60523

Inland Residential Properties Trust, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
(800) 826-8228

Notice of Annual Meeting of Stockholders
to be held
June 20, 2017

Dear Stockholder:

Our annual stockholders’ meeting will be held on June 20, 2017, at 10:00 a.m. central time, at our principal executive offices located at 2901 Butterfield Road in Oak Brook, Illinois 60523. At our annual meeting, we will ask you to consider and vote upon:

1.	A proposal to elect five directors;
2.	A proposal to amend a provision of our charter;
3.	A proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and
4.	Any other business that may be properly presented at the annual meeting and any postponement or adjournment thereof.

If you were a stockholder of record at the close of business on March 31, 2017, you may vote at the annual meeting and any postponements or adjournments of the meeting.

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or authorize a proxy by telephone or Internet (instructions are on your proxy card), so that your shares will be represented whether or not you attend the annual meeting.

By order of the Board of Directors,

Cathleen M. Hrtanek
Secretary

April 6, 2017

Table of Contents

Page

INFORMATION ABOUT THE ANNUAL MEETING	1
Information About Attending the Annual Meeting	1
Information About Voting	1
Information Regarding Tabulation of the Vote	2
Quorum Requirement	2
Information About Vote Necessary for Action to be Taken	2
Broker Non-Votes	3
Costs of Proxies	3
Other Matters	3
Important Notice Regarding the Availability of Proxy Materials	4
STOCK OWNERSHIP	5
Stock Owned by Certain Beneficial Owners and Management	5
Section 16(a) Beneficial Ownership Reporting Compliance	6
Interest of Certain Persons in Matters to Be Acted On	6
CORPORATE GOVERNANCE PRINCIPLES	7
Independence	7
Board Leadership Structure and Risk Oversight	8
Communicating with Directors	8
Committees of our Board of Directors	9
Code of Ethics	10
PROPOSAL NO. 1 – ELECTION OF DIRECTORS	11
Independent Director Compensation	15
Meetings of the Board of Directors, Committees and Stockholders	17
EXECUTIVE COMPENSATION	17
Executive Officers	17
Compensation of Executive Officers	19
Certain Relationships and Related Transactions	20
Policies and Procedures with Respect to Related Party Transactions	26
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	26
AUDIT COMMITTEE REPORT	27
PROPOSAL NO. 2 – AMENDMENT TO OUR CHARTER	29
PROPOSAL NO. 3 – RATIFY SELECTION OF KPMG LLP	31
Fees to Independent Registered Public Accounting Firm	31
Approval of Services and Fees	32
STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING	33
Recommendations for Director Candidates	33
Other Stockholder Proposals	33

This proxy statement contains information related to the annual meeting of stockholders to be held June 20, 2017, beginning at 10:00 a.m. central time, at our principal executive offices located at 2901 Butterfield Road, Oak Brook, Illinois 60523, and at any postponements or adjournments thereof. This proxy statement is being mailed to stockholders on or about April 14, 2017.

INFORMATION ABOUT THE ANNUAL MEETING

Information About Attending the Annual Meeting

The board of directors of Inland Residential Properties Trust, Inc. (referred to herein as the “Company,” “we,” “our” or “us”), a Maryland corporation, is soliciting your vote for the 2017 annual meeting of stockholders. At the meeting, you will be asked to consider and vote upon:

1.	A proposal to elect five directors;
2.	A proposal to amend a provision of our charter;
3.	A proposal to ratify the selection of KPMG LLP (sometimes referred to herein as “KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and
4.	Any other business that may be properly presented at the annual meeting and any postponement or adjournment thereof.

The board of directors recommends that you vote “FOR” each proposal. If you own shares of common stock in more than one account, such as individually and jointly with your spouse, you may receive more than one set of these materials. Please make sure to vote all of your shares. This proxy statement summarizes information we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”). If you plan on attending the annual meeting of stockholders in person, please contact Ms. Roberta S. Matlin, our administrator, at (800) 826-8228, so that we can arrange for sufficient space to accommodate all attendees.

Information About Voting

Holders of our common stock at the close of business on March 31, 2017 (the “Record Date”) are entitled to receive this notice and to vote their shares at the annual meeting. As of the Record Date, there were 1,232,825 shares of our Class A common stock (“Class A Shares”) outstanding, 336,235 shares of our Class T common stock (“Class T Shares”) outstanding and 4,971 shares of our Class T-3 common stock (“Class T-3 Shares”) outstanding. Each share of common stock, regardless of class, is entitled to one vote on each matter properly brought before the meeting.

Your vote is needed to ensure that the proposals can be acted upon. Your vote is very important, even if you own a small number of shares. Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder votes. We welcome your attendance at the meeting.

You may vote in person or by granting us a proxy to vote on the proposals. You may authorize a proxy in any of the following ways:

•	by mail: sign, date and return the proxy card in the enclosed envelope;
•	via telephone: dial (800) 659-8917 and follow the instructions provided on the proxy card; or
•	via the Internet: go to www.proxyvoting.com/IRPTI and follow the instructions provided on the proxy card.

If you return your proxy card but do not indicate how your shares should be voted, they will be voted “FOR” each proposal in accordance with the board’s recommendation.

If you grant us a proxy, you may nevertheless revoke your proxy at any time before it is exercised by: (1) sending written notice to us, Attention: Ms. Roberta S. Matlin, administrator; (2) providing us with a later-dated proxy; or (3) attending the annual meeting in person and voting your shares. Merely attending the annual meeting, without further action, will not revoke your proxy.

Information Regarding Tabulation of the Vote

We have hired Morrow Sodali, LLC (“Morrow”), 470 West Ave., Stamford, CT 06902, to solicit proxies on our behalf. In addition, Morrow will tabulate all votes cast at the annual meeting and will act as the inspector of election.

Quorum Requirement

The presence, in person or by proxy, of stockholders holding 50% or more of the shares of our common stock outstanding is necessary to constitute a “quorum.” There must be a quorum present in order for the annual meeting to be a duly held meeting at which business can be conducted. If you submit a properly executed proxy card, even if you abstain from voting or do not give instructions for voting, then your shares will be considered present for purposes of establishing a quorum.

Information About Vote Necessary for Action to be Taken

Proposal No. 1. With regard to the election of directors, you may vote “FOR ALL” of the nominees, you may withhold your vote for all of the nominees by voting “WITHHOLD ALL,” or you may vote for all of the nominees except for certain nominee(s) by voting “FOR ALL” and striking a line through that nominee(s’) name(s) or number(s) on the proxy card. The affirmative vote of a majority of the shares of common stock present in person or by proxy at the annual meeting, assuming a quorum is present, is required to elect each nominee for director. Withheld votes will be counted for purposes of establishing a quorum and will have the effect of a vote against each nominee for director for which authority is withheld. Broker non-votes (if any) will be counted for purposes of establishing a quorum and will have the effect of a vote against each nominee for director.

Proposal No. 2. With regard to the proposal relating to the approval of the amendment to our charter (the “Charter Amendment Proposal”), you may vote “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting on the proposal. The affirmative vote of a majority of our outstanding shares, assuming a quorum is present, is required to approve the Charter Amendment Proposal. Abstentions and broker non-votes (if any) will be counted for purposes of establishing a quorum and will have the effect of a vote against the Charter Amendment Proposal.

Proposal No. 3. With regard to the proposal relating to the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, you may vote “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting on the proposal. A majority of the votes cast at the annual meeting, assuming a quorum is present, is required to ratify the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Abstentions will not be counted as votes cast; however, a properly executed proxy card marked “ABSTAIN” will be counted for purposes of establishing a quorum. Because brokers are entitled to vote on Proposal No. 3, we do not anticipate any broker non-votes with regard to Proposal No. 3.

Broker Non-Votes

A “broker non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a proxy but does not vote on a particular proposal because the broker does not have discretionary power with respect to that particular proposal and has not received instructions from the beneficial owner. The election of directors and the Charter Amendment Proposal are proposals for our stockholders’ consideration at the annual meeting on which brokers do not have discretionary voting power. Thus, beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with these proposals.

Costs of Proxies

We will bear all costs and expenses incurred in connection with soliciting proxies. Our directors and executive officers, as well as certain employees of our business manager, Inland Residential Business Manager & Advisor, Inc. (sometimes referred to herein as the “Business Manager”), also may solicit proxies by mail, personal contact, letter, telephone, facsimile or other electronic means. These individuals will not receive any additional compensation for these activities, but may be reimbursed by us for their reasonable out-of-pocket expenses. In addition, we have hired Morrow to solicit proxies on our behalf. We will pay Morrow a fee of $2,000 plus a fee equal to $6.50 for each stockholder solicited by telephone and any out-of-pocket expenses for soliciting proxies.

Other Matters

We are not aware of any other matter to be presented at the annual meeting. Generally, no business aside from the items discussed in this proxy statement may be transacted at the meeting. If, however, any other matter properly comes before the annual meeting as determined by the chairman of the meeting, your proxies are authorized to act on the proposal at their discretion.

Important Notice Regarding the Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 20, 2017. This proxy statement, the proxy card and our annual report to stockholders for the year ended December 31, 2016 are available on our website at inland-investments.com/inland-residential-trust. Additional copies of this proxy statement or our Annual Report on Form 10-K for the year ended December 31, 2016 will be furnished to you, without charge, by writing us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Services. If requested by stockholders, we also will provide copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2016 for a reasonable fee.

All of the reports, proxy materials and other information that we file with the SEC also can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains an Internet website (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

STOCK OWNERSHIP

Stock Owned by Certain Beneficial Owners and Management

The following table sets forth information as of March 23, 2017 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of our outstanding common stock. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the following table have sole voting and investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 1,560,745 shares of our common stock outstanding at March 23, 2017. Unless otherwise indicated, the address of each beneficial owner listed in the following table is c/o Inland Residential Properties Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523.

	Shares Beneficially Owned(1)
	Common Stock
Name and Address of Beneficial Owner	Shares	Percentage
Directors and Executive Officers:
Daniel L. Goodwin, Director and Chairman of the Board (2)	101,349	6.5%
Adrian B. Corbiere, Independent Director (3)	526	*
Meredith W. Mendes, Independent Director	—	—
Michael W. Reid, Independent Director (4)	526	*
Mitchell A. Sabshon, Director, President and Chief Executive Officer	—	—
Catherine L. Lynch, Chief Financial Officer (5)	469	*
David Z. Lichterman, Vice President, Treasurer and Chief Accounting Officer	—	—
Roderick S. Curtis, Vice President	219	*
Cathleen M. Hrtanek, Secretary	—	—
All Directors and Executive Officers as a group (9 persons)	103,089	6.6%

Other 5% Stockholders:
Inland Real Estate Investment Corporation (2)	96,965	6.2%

___________________________________

* Less than 1%

(1)	All fractional ownership amounts have been rounded to the nearest whole number. All shares currently owned by our directors and executive officers are Class A Shares.
(2)	Mr. Goodwin’s beneficial ownership includes 4,384 shares directly owned by the Goodwin 2012 Descendants Trust and 96,965 shares owned by Inland Real Estate Investment Corporation. Mr. Goodwin’s wife, as trustee, has sole voting and investment power over the shares owned by the Goodwin 2012 Descendants Trust. Mr. Goodwin controls the voting and disposition decisions with respect to the shares owned by Inland Real Estate Investment Corporation.
(3)	Includes 383.6 unvested restricted shares. Mr. Corbiere’s shares are directly owned by Race Point LLC, which is controlled by Mr. Corbiere.
(4)	Includes 383.6 unvested restricted shares.
(5)	Ms. Lynch shares voting and dispositive power with her husband over all of the shares that they own.

Section 16(a) Beneficial Ownership Reporting Compliance

As of December 31, 2016, our common stock was not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our directors, executive officers and the holders of more than 10% of our common stock were not subject to Section 16(a) of the Exchange Act, and they were not required to file reports under Section 16(a) of the Exchange Act for the fiscal year ended December 31, 2016. Subsequent to December 31, 2016, on March 23, 2017, we filed a Form 8-A with the SEC to register our common stock pursuant to Section 12(g) of the Exchange Act. Each of our directors and officers and individuals beneficially owning more than 10% of our common stock will now be subject to the requirements of Section 16(a) of the Exchange Act and required to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of our common stock with the SEC.

Interest of Certain Persons in Matters to Be Acted On

No director, executive officer, nominee for election as a director or associate of any director, executive officer or nominee has any substantial interest, direct or indirect, through security holdings or otherwise, in any matter to be acted upon at the annual meeting.

CORPORATE GOVERNANCE PRINCIPLES

Independence

Our business is managed under the direction and oversight of our board. The members of our board are Adrian B. Corbiere, Daniel L. Goodwin, Meredith W. Mendes, Michael W. Reid and Mitchell A. Sabshon. As required by our charter, a majority of our directors must be “independent.” As defined by our charter, an “independent director” is a director who is not, and within the last two years has not been, directly or indirectly associated with our sponsor, Inland Real Estate Investment Corporation (“IREIC” or the “Sponsor”), or the Business Manager by virtue of (i) ownership of an interest in the Sponsor, the Business Manager or any of their affiliates, (ii) employment by the Sponsor, the Business Manager or any of their affiliates, (iii) service as an officer or director of the Sponsor, the Business Manager or any of their affiliates, (iv) performance of services, other than as a director, for the Company, (v) service as a director or trustee of more than three REITs organized by the Sponsor or advised by the Business Manager or (vi) maintenance of a material business or professional relationship with the Sponsor, the Business Manager or any of their affiliates. For purposes of this definition, an indirect association with the Sponsor or the Business Manager includes circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Business Manager, any of their affiliates or the Company. A business or professional relationship is considered “material” if the aggregate gross income derived by the person from the Sponsor, the Business Manager and their affiliates exceeds five percent (5.0%) of either the person’s annual gross income, derived from all sources, during either of the last two years or the person’s net worth on a fair market value basis.

Although our shares are not listed for trading on any national securities exchange, our board has evaluated the independence of our board members according to the director independence standard of the New York Stock Exchange (“NYSE”). The NYSE standards provide that to qualify as an independent director, among other things, the board of directors must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).

After reviewing all relevant transactions or relationships between each director, or any of his family members, and the Company, our management and our independent registered public accounting firm, and considering each director’s direct and indirect association with IREIC, the Business Manager or any of their affiliates, the board has determined that Messrs. Corbiere and Reid and Ms. Mendes qualify as independent directors.

Board Leadership Structure and Risk Oversight

We have separated the roles of the president and chairman of the board in recognition of the differences between the two roles. Mr. Sabshon, in his role as both our president and chief executive officer and the president and chief executive officer of the Business Manager, is responsible for setting the strategic direction for the Company and for providing the day-to-day leadership of the Company. Mr. Goodwin, as chairman of the board, organizes the work of the board and ensures that the board has access to sufficient information to carry out its functions. Mr. Goodwin presides over meetings of the board of directors and stockholders, establishes the agenda for each meeting and oversees the distribution of information to directors.

Although we do not have a lead independent director, our board believes that it is able to effectively provide independent oversight of our business and affairs, including risks facing the Company, without a lead independent director through the composition of our board of directors, the strong leadership of the independent directors and the independent committees of our board. Each transaction between us and the Business Manager or its affiliates must be approved by the affirmative vote of a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction. In addition, each board member is kept apprised of our business and developments impacting our business and has complete and open access to the members of our management team, the Business Manager and our real estate manager, Inland Residential Real Estate Services LLC (our “Real Estate Manager”).

Our board is actively involved in overseeing risk management for the Company. Our board of directors oversees risk through: (1) its review and discussion of regular periodic reports to the board of directors and its committees, including management reports and studies on existing market conditions, leasing activity and property operating data, as well as actual and projected financial results, and various other matters relating to our business; (2) the required approval by the board of directors, including a majority of our independent directors, of all related party transactions, including our agreements with the Business Manager, our Real Estate Manager and the ancillary service providers; (3) the oversight of our business by the audit committee; and (4) its review and discussion of regular periodic reports from our independent registered public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to the qualification of the Company as a REIT for tax purposes and our internal control over financial reporting.

Communicating with Directors

Stockholders wishing to communicate with our board and the individual directors may send communications by letter, e-mail or telephone, in care of our corporate secretary, who will review and forward all correspondence to the appropriate person or persons for a response.

Our non-retaliation policy, also known as our “whistleblower” policy, prohibits us from retaliating or taking any adverse action against our employees, or the employees of the Business Manager or its affiliates, for raising a concern, including concerns about accounting, internal controls or auditing matters. Employees may raise their concerns by contacting our compliance officer at (630) 218-8000. In addition, confidential complaints involving the Company’s accounting, auditing, and internal auditing controls and disclosure practices may be raised anonymously via email or mail as described in our non-retaliation policy. A complete copy of our non-retaliation policy may be found on our website at inland-investments.com/ inland-residential-trust under the “Corporate Governance” tab.

Committees of our Board of Directors

Audit Committee. Our board has formed a separately-designated standing audit committee, comprised of Messrs. Corbiere and Reid and Ms. Mendes, each of whom is an independent director. Mr. Reid serves as the chairman of this committee, and our board has determined that Mr. Reid qualifies as an “audit committee financial expert” as defined by the SEC. The audit committee assists the board in fulfilling its oversight responsibility relating to, among other things: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the qualifications and independence of our independent registered public accounting firm; (4) the adequacy of our internal controls; and (5) the performance of our independent registered public accounting firm. The report of the committee is included in this proxy statement.

Our board has adopted a written charter under which the audit committee operates. A copy of the charter is available on our website at inland-investments.com/inland-residential-trust under the “Corporate Governance” tab.

Nominating and Corporate Governance Committee. Our board has formed a nominating and corporate governance committee consisting of each of our independent directors, Messrs. Corbiere and Reid and Ms. Mendes. Mr. Corbiere serves as the chairman of this committee. The nominating and corporate governance committee is responsible for, among other things: (1) identifying individuals qualified to serve on the board and recommending to the board a slate of director nominees for election by the stockholders at the annual meeting; (2) periodically reevaluating any corporate governance policies and principles adopted by the board, including recommending any amendments thereto if appropriate; and (3) overseeing an annual evaluation of the board. The nominating and corporate governance committee is also responsible for considering director nominees submitted by stockholders.

The committee considers all qualified candidates identified by members of the committee, by other members of the board of directors, by the Business Manager and by stockholders. In recommending candidates for director positions, the committee takes into account many factors and evaluates each director candidate in light of, among other things, the candidate’s knowledge, experience, judgment and skills such as an understanding of the real estate industry or financial industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflict with the Company, the Business Manager and the Sponsor, and the ability of the candidate to devote an appropriate amount of effort to board duties. The committee also focuses on persons who are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. A majority of our directors must be “independent,” as defined in our charter. Moreover, as required by our charter, at least one of our independent directors must have at least three years of relevant real estate experience, and each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we acquire. The committee also considers diversity in its broadest sense, including persons diverse in geography, gender and ethnicity as well as representing diverse experiences, skills and backgrounds. The committee evaluates each individual candidate by considering all of these factors as a whole, favoring active deliberation rather than the use of rigid formulas to assign relative weights to these factors.

Our board has adopted a written charter under which the nominating and corporate governance committee operates. A copy of the charter is available on our website at inland-investments.com/ inland-residential-trust under the “Corporate Governance” tab.

Other Committees. Our board does not have a compensation committee or charter that governs the compensation process. Instead, the full board of directors performs the functions of a compensation committee, including reviewing and approving all forms of compensation for our independent directors that have been reviewed and recommended by our nominating and corporate governance committee. In addition, our independent directors determine, at least annually, that the compensation that we contract to pay to the Business Manager is reasonable in relation to the nature and quality of services performed or to be performed, and is within the limits prescribed by our charter. Our board does not believe that it requires a separate compensation committee at this time because we neither separately compensate our executive officers for their service as officers, nor do we reimburse either the Business Manager or our Real Estate Manager for any compensation paid to their employees who also serve as our executive officers.

Code of Ethics

Our board has adopted a code of ethics applicable to our directors, officers and employees which is available on our website at inland-investments.com/inland-residential-trust. In addition, printed copies of the code of ethics are available to any stockholder, without charge, by writing us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Services.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our board has nominated the five individuals set forth below to serve as directors. Messrs. Corbiere and Reid and Ms. Mendes have been nominated to serve as independent directors. Messrs. Goodwin and Sabshon also have been nominated to serve as directors. The board nominated these five individuals to serve as members of the board on March 16, 2017.

If you return a proxy card but do not indicate how your shares should be voted, they will be voted “FOR” each of the nominees. We know of no reason why any nominee will be unable to serve if elected. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or if the board increases the number of directors, the board may fill the vacancy until the next annual meeting of stockholders.

The following sets forth each nominee’s principal occupation and business, as well as the specific experience, qualifications, attributes and skills that led to the conclusion by the board that the nominee should serve as a director of the Company. All ages are stated as of January 1, 2017. As used herein, “Inland” refers to some or all of the entities that are a part of The Inland Real Estate Group of Companies, Inc., which is comprised of a group of independent legal entities, some of which may be affiliates, share some common ownership or have been sponsored and managed by IREIC or its subsidiaries.

Adrian B. Corbiere, 72. Independent director since September 2014. Mr. Corbiere is currently serving as a consultant and advisor to the senior management committee for Bellwether Enterprise, a commercial real estate mortgage banking firm in Cleveland, Ohio. From 2007 until his retirement in 2013 he served as executive vice president and partner in Cohen Financial in Chicago, Illinois responsible for the capital markets group which included overseeing the origination activities of the firm’s debt and equity placement platforms, investment sales and advisory services as well as all of the company’s origination offices and mortgage banking associates. Prior to joining Cohen Financial, Mr. Corbiere was employed by the Federal Home Loan Mortgage Corporation (“Freddie Mac”), located in McLean, Virginia, from 1999 to 2007 as a Senior Vice President of the multi-family division responsible for conventional and structured mortgages, commercial mortgage-backed securities (“CMBS”) and tax credit equity portfolios of approximately $110 billion. Before joining Freddie Mac, he was a Managing Director at Allstate Insurance Corp. (“Allstate”), located in Northbrook, Illinois, from 1996 to 1999, responsible for Allstate’s public and private real estate equity, commercial mortgage and CMBS investments. Prior to his position at Allstate, from 1986 to 1996 he was a senior vice president of fixed income investments including commercial mortgages and private bonds at New England Mutual Life Insurance Company, Boston, Massachusetts (now a subsidiary of MetLife).

Mr. Corbiere obtained his Bachelor of Science degree from Lehigh University and his Master’s Degree from University of Hartford. Mr. Corbiere has been affiliated with the Mortgage Bankers Association, National Multifamily Housing Council as a member of the Board of Governors, Urban Land Institute as a member of the Multifamily Council, National Association of Home Builders as a member of the Multifamily Leaders Board, the Commercial Mortgage Securities Association as a member of the Board of Governors, National Equity Fund as a Board Director, Pembrook Capital Advisors as a member of the Advisory Board, and Ohio Wesleyan University as a Board Trustee.

Our board believes that Mr. Corbiere’s extensive finance experience makes him well qualified to serve as a member of our board of directors.

Meredith W. Mendes, 58. Independent director since November 2016. Ms. Mendes served as an independent director of IRC Retail Centers LLC (f/k/a Inland Real Estate Corporation) (“IRC”) from August 2014 to March 2016, a member of the audit and nominating and corporate governance committees from August 2014 to March 2016 and a member of the compensation committee from June 2015 to March 2016. Ms. Mendes also served as an independent member of the board of directors and was a member of the financial review (formerly audit) and compensation committee of C-Line Products, Inc. from March 1999 to March 2016. Since October 2005 she has served as executive director and chief operating officer of Jenner & Block LLP, a law firm with approximately 550 attorneys and offices in Chicago, London, Los Angeles, New York and Washington, D.C., where she is responsible for firm-wide operations relating to finance, facilities and real estate, technology, human resources and other support functions. Prior to joining Jenner & Block, Ms. Mendes served as executive vice president and worldwide chief financial officer of Daniel J. Edelman, Inc. (from June 1999 to October 2005). Ms. Mendes has been engaged in financing, construction, leasing and management of commercial real estate for over 25 years. She has managed multi-office lease portfolios spanning the globe, is managing member of entities owning commercial retail properties in New York and Illinois, and has financed construction in the public and private marketplace. She is an Illinois licensed public accountant, earned an MBA with a finance concentration from the University of Chicago Booth (formerly Graduate) School of Business and a law degree from Harvard Law School. She is a Magna Cum Laude graduate of Brown University where she was elected to Phi Beta Kappa and received history department honors. She is an NACD Board Leadership Fellow and attended the Kellogg School of Management Women’s Director Development Program. Ms. Mendes is a member of the University of Chicago Women’s Board where she serves on the engagement and grants committees, and is a trustee, chair of the compensation committee and a member of the audit committee of The Chicago Academy of Sciences and its Peggy Notebaert Nature Museum. She is also a member of the AICPA, The Economic Club of Chicago and the Chicago Chapter of Women Corporate Directors.

Our board believes that Ms. Mendes’ extensive finance and real estate experience make her well qualified to serve as a member of our board of directors.

Daniel L. Goodwin, 73. Director and the chairman of our board since December 2013. Mr. Goodwin has also served as a director and the chairman of the board of the Business Manager since December 2013. Mr. Goodwin is the Chairman and CEO of Inland, headquartered in Oak Brook, Illinois. Inland is comprised of separate real estate investment and financial companies with managed assets with a value of approximately $9.0 billion, doing business nationwide with a presence in 43 states, as of December 31, 2016. Inland owns and manages properties in all real estate sectors, including retail, office, industrial and apartments. Mr. Goodwin also serves as a director or officer of entities wholly owned or controlled by The Inland Group, Inc. In addition, Mr. Goodwin has served as the chairman of the board and chief executive officer of Inland Mortgage Investment Corporation since March 1990 and chairman, director and chief executive officer of Inland Bancorp, Inc., a bank holding company, since January 2001. Mr. Goodwin also served as a director of IRC from 2001 until its merger in March 2016, and served as its chairman of the board from 2004 to April 2008. Mr. Goodwin has served as a director and the chairman of the board of Inland Real Estate Income Trust, Inc. (“IREIT”) since July 2012 and a director of its business manager since August 2011. Mr. Goodwin has served as chairman of Inland InPoint Advisor, LLC since October 2016. He is also the chairman of the National Association of Real Estate Investment Trusts Public Non-Listed REIT Council and a director of the Chicago Better Government Association.

Housing. Mr. Goodwin is a member of the National Association of Realtors President’s Circle, the National Association of Realtors Hall of Fame, the Illinois Association of Realtors Hall of Fame and the Chicago Association of Realtors Hall of Fame. He is also the author of a nationally recognized real estate reference book for the management of residential properties. Mr. Goodwin served on the Board of the Illinois State Affordable Housing Trust Fund. He served as an advisor for the Office of Housing Coordination Services of the State of Illinois, and as a member of the Seniors Housing Committee of the National Multifamily Housing Council. He has served as Chairman of the DuPage County Affordable Housing Task Force. Mr. Goodwin also founded New Directions Housing Corporation, a not-for-profit entity that develops affordable housing for low income individuals.

Education. Mr. Goodwin obtained his bachelor’s degree and his master’s degree from Illinois State universities. Following graduation, he taught for five years in the Chicago Public Schools. Over the past twenty years, Mr. Goodwin served as a member of the Board of Governors of Illinois State Colleges and Universities, vice chairman of the Board of Trustees of Benedictine University, vice chairman of the Board of Trustees of Springfield College, and chairman of the Board of Trustees of Northeastern Illinois University.

Our board believes that Mr. Goodwin’s over 45 years of experience in real estate investing, commercial real estate brokerage, real estate securities, land development, construction and mortgage banking and lending, make him well qualified to serve as a member of our board of directors.

Michael W. Reid, 63. Independent director since September 2014. Since 2009, Mr. Reid has served as a partner at Herald Square Properties, a real estate investment and management company that manages two office buildings totaling nearly 1 million square feet in Midtown Manhattan and recently purchased 251 West 30th Street with the Marciano Investment Group. Previously, Herald Square Properties purchased and sold two office buildings in Times Square South with the Davis Companies and 1372 Broadway with Starwood Capital Group. Mr. Reid has nearly 34 years of investment banking and real estate experience, including heading Lehman Brothers REIT equity practice for nine years (1992-2001) as managing director in the Global Real Estate Department. In that capacity, he was responsible for developing and implementing the business strategy for Lehman’s REIT equity underwriting business. Mr. Reid also served as chief operating officer of SL Green Realty Corp. from 2001-2004, where some of his responsibilities included strategic planning, finance and reporting, capital markets, operations and budgeting for a $4 billion publicly-traded REIT. From 2004-2006, he served as president of Ophir Energy Corp., a company that invested in oil and gas production in Oklahoma. From 2006-2008, he served as chief operating officer of Twining Properties, a real estate company specializing in high rise development in Cambridge, Massachusetts. Since 2009, Mr. Reid has served as a director and audit committee member of Capital Senior Living Corporation, a New York Stock Exchange traded REIT, and became a member of the compensation committee in 2012 and chairman of the board of directors in 2016. Mr. Reid holds a Bachelor of Arts and Master of Divinity, both from Yale University.

Our board believes that Mr. Reid’s extensive finance experience and his leadership qualities make him well qualified to serve as a member of our board of directors.

Mitchell A. Sabshon, 64. Director and our president and chief executive officer since December 2013. Mr. Sabshon has also served as a director and president and chief executive officer of the Business Manager since December 2013. Mr. Sabshon is also currently the chief executive officer, president and a director of IREIC, positions he has held since August 2013, January 2014 and September 2013, respectively. He is a director, chief executive officer and president of IREIT, positions he has held since September and April, 2014 and December 2016, respectively. He is also a director and president of IREIT’s business manager, positions he has held since October 2013 and December 2016, respectively. Mr. Sabshon also serves as the chairman of the board of directors and chief executive officer of InPoint Commercial Real Estate Income, Inc. (“InPoint”), positions he has held since September 2016 and October 2016, respectively, and as the chief executive officer of the InPoint advisor since August 2016. Mr. Sabshon has also served as a director and chairman of the board of Inland Private Capital Corporation (“IPCC”) since September 2013 and January 2015, respectively, and a director of Inland Securities Corporation (“Inland Securities”) since January 2014.

Prior to joining Inland, Mr. Sabshon served as Executive Vice President and Chief Operating Officer of Cole Real Estate Investments. As Chief Operating Officer, Mr. Sabshon oversaw the company's finance, property management, asset management and leasing operations. Prior to joining Cole, Mr. Sabshon held several senior executive positions at leading financial services firms. He spent almost 10 years at Goldman, Sachs & Co. in various leadership positions including President and CEO of Goldman Sachs Commercial Mortgage Capital. He also served as a Senior Vice President in Lehman Brothers' real estate investment banking group. Prior to joining Lehman Brothers, Mr. Sabshon was an attorney in the corporate and real estate structured finance practice groups at Skadden, Arps, Slate, Meagher and Flom in New York. Mr. Sabshon was the Chair-Elect of the Investment Program Association (the “IPA”) for 2016 and became Chairman of the IPA on January 1, 2017. He is also a member of the Real Estate Roundtable, the International Council of Shopping Centers, the Urban Land Institute, the Commercial Real Estate Finance Council, the Mortgage Bankers Association, and a member of the Board of Trustees of the American Friends of Hebrew University - Midwest Region. Mr. Sabshon is a member of the New York State Bar. He also holds a real estate broker license in New York. He received his undergraduate degree from George Washington University and his law degree at Hofstra University School of Law.

Our board believes that Mr. Sabshon’s extensive finance and real estate experience make him well qualified to serve as a member of our board of directors.

RECOMMENDATION OF THE BOARD: The board recommends that you vote “FOR” the election of all five nominees.

Independent Director Compensation

The following table summarizes compensation earned by the independent directors for the year ended December 31, 2016.

Name	Fees Earned in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
Adrian B. Corbiere	26,819	5,000	—	—	—	—	31,819
Meredith W. Mendes	2,793	—	—	—	—	—	2,793
Michael W. Reid	31,550	5,000	—	—	—	—	36,550

__________

(1)	Value of restricted stock awards granted during the year ended December 31, 2016 calculated based on $22.81 per Class A Share, the proceeds, before expenses, to us of a share of Class A common stock sold in our “reasonable best efforts” offering.

Cash Compensation

We pay to each of our independent directors a retainer of $20,000 per year plus $1,000 for each board meeting the director attends in person ($500 for each board committee meeting) and $500 for each board meeting the director attends by telephone ($350 for each board committee meeting). We also pay the chairperson of our audit committee an annual fee of $5,000 and the chairperson of our nominating and corporate governance committee an annual fee of $3,000. Our independent directors may elect to receive their annual retainer in cash, unrestricted Class A Shares, or both. We reimburse all of our directors for any out-of-pocket expenses incurred by them in attending meetings. We do not compensate any director that also is an employee of the Business Manager or its affiliates.

Stock Compensation

We have an employee and director incentive restricted share plan (the “RSP”), which provides for the automatic grant of 219.20 restricted Class A Shares on the date of each annual stockholders’ meeting to each of the independent directors, without any further action by our board of directors or the stockholders. Restricted stock issued to independent directors pursuant to these automatic grants vests over a three-year period following the date of grant in increments of 33-1/3% per annum, subject to their continued service as directors until each vesting date and will become fully vested earlier upon a liquidity event. The RSP provides us with the ability to grant awards of restricted shares to directors, officers and employees (if we ever have employees) of us, our affiliate or the Business Manager. The total number of common shares granted under the RSP may not exceed 5.0% of our outstanding Class A Shares on a fully diluted basis at any time and in any event will not exceed 438,404 Class A Shares (as such number may be adjusted to reflect any increase or decrease in the number of outstanding shares resulting from a share split, share dividend, reverse share split or similar change in our capitalization).

Other restricted share awards entitle the recipient to receive shares of common stock from us under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or service as a director or, if applicable, the termination of the business management agreement with the Business Manager. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares have the right to vote such shares and may receive distributions prior to the time that the restrictions on the restricted shares have lapsed. As of December 31, 2016, there were 804 unvested restricted shares outstanding under the RSP.

The following table sets forth information regarding securities authorized for issuance under the RSP as of December 31, 2016:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans approved by security holders (1)	—	—	439,908
Equity Compensation Plans not approved by security holders	—	—	—
Total	—	—	439,908

(1) On February 17, 2015, the RSP was approved by our Sponsor, the sole stockholder of the Company on that date.

Meetings of the Board of Directors, Committees and Stockholders

During the year ended December 31, 2016, our board met seven times, the audit committee met four times and the nominating and corporate governance committee met one time. Each of our directors attended at least 75% of the aggregate amount of the meetings of the board during the period for which he or she was a director, and any committee on which he or she served, in 2016. We encourage our directors to attend our annual meeting of stockholders, and in 2016, each director did so attend.

EXECUTIVE COMPENSATION

Executive Officers

The board of directors annually elects our executive officers. These officers may be terminated at any time. Information about each of our executive officers, with the exception of Mr. Sabshon, whose biography is included above, follows. All ages are stated as of January 1, 2017.

Catherine L. Lynch, 58. Our chief financial officer since December 2013. She serves in the same role for the Business Manager. Ms. Lynch joined Inland in 1989 and has been a director of The Inland Group, Inc. since June 2012. She serves as the treasurer and secretary (since January 1995), the chief financial officer (since January 2011) and a director (since April 2011) of IREIC and as a director (since July 2000) and chief financial officer and secretary (since June 1995) of Inland Securities. She has served as the chief financial officer of IREIT since April 2014 and as a director of IREIT’s business manager since August 2011. Ms. Lynch also serves as the chief financial officer and treasurer (since October 2016) of InPoint and as the chief financial officer and treasurer of the InPoint advisor (since August 2016). Ms. Lynch also has served as a director of IPCC since May 2012. Ms. Lynch served as the treasurer of Inland Capital Markets Group, Inc. from January 2008 until October 2010, as the treasurer of the Business Manager from December 2013 to October 2014, as a director and treasurer of Inland Investment Advisors, Inc. from June 1995 to December 2014 and as a director and treasurer of Inland Institutional Capital Partners Corporation from May 2006 to December 2014. Ms. Lynch worked for KPMG Peat Marwick LLP from 1980 to 1989. Ms. Lynch received her bachelor degree in accounting from Illinois State University in Normal. Ms. Lynch is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. Ms. Lynch also is registered with the Financial Industry Regulatory Authority, Inc. (“FINRA”) as a financial operations principal.

David Z. Lichterman, 56. Our vice president, treasurer and chief accounting officer, and vice president, treasurer and chief accounting officer of the Business Manager, since October 2014. Mr. Lichterman has been the treasurer and chief accounting officer of IREIT, and the treasurer and chief accounting officer of IREIT’s business manager, since July 2012. In addition, Mr. Lichterman has served as the vice president of IREIT since April 2014. Prior to joining Inland in June 2012, Mr. Lichterman was a consultant for Resources Global Professionals. Mr. Lichterman served as a senior vice president of accounting and financial reporting of Lillibridge Healthcare Services, Inc. until July 2011. Prior to joining Lillibridge in January 2003 as vice president, he owned and operated Lichterman Consulting from August 2001 until January 2003. Mr. Lichterman served as vice president/controller for the National Equity Fund, Inc. from July 1999 until May 2001, served as vice president of JMB Realty Corporation (JMB) from October 1998 to July 1999, as Partnership Accounting Manager at JMB from October 1991 to October 1998 and as senior partnership accountant at JMB from August 1989 to October 1991. In addition, from December 1986 to August 1989 he was a staff accountant at Levy Restaurant Corporation and from November 1984 to December 1986 he was a staff accountant at a local CPA firm, Hechtman & Associates. Mr. Lichterman has volunteered his time and efforts on the board of directors, as former treasurer, of the Leafs Hockey Club, Inc. and Firewagon Hockey, Inc., both registered 501(c)(3) organizations. He received a Bachelor of Science degree in Accounting and Business Administration from Illinois State University in Normal, Illinois. He is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society, and is a Certified Public Accountant.

Roderick S. Curtis, 49. Our vice president, and the vice president of the Business Manager, since May 2016. Mr. Curtis joined IREIC in 2011 and currently serves as senior vice president, research and product development for IREIC. Mr. Curtis has also served as a vice president and secretary of InPoint and as president of the InPoint advisor since October 2016 and August 2016, respectively. Prior to joining IREIC, Mr. Curtis held positions with Pacific Office Properties/Priority Capital Group, AmREIT and DWS Scudder Investments. Mr. Curtis received his bachelor degree in economics from the University of Wisconsin. Mr. Curtis holds series 7, 24 and 63 licenses with FINRA.

Cathleen M. Hrtanek, 40. Our corporate secretary, and the secretary of the Business Manager, since December 2013. Ms. Hrtanek joined Inland in 2005 and is an associate counsel and vice president of The Inland Real Estate Group, Inc. In her capacity as associate counsel, Ms. Hrtanek represents many of the entities that are part of The Inland Real Estate Group of Companies on a variety of legal matters. She is also a member of the audit committee for a public partnership sponsored by IREIC. Ms. Hrtanek also has served as the secretary of the InPoint advisor since August 2016, as the secretary of IREIT and its business manager since August 2011, as the secretary of Inland Diversified Real Estate Trust, Inc. from September 2008 through July 2014, and its business manager from September 2008 through March 2016, as the secretary of Inland Opportunity Business Manager & Advisor, Inc. since April 2009 and as the secretary of IPCC since August 2009. Prior to joining Inland, Ms. Hrtanek had been employed by Wildman Harrold Allen & Dixon LLP in Chicago, Illinois from September 2001 until 2005. Ms. Hrtanek has been admitted to practice law in the State of Illinois. Ms. Hrtanek received her bachelor degree from the University of Notre Dame in South Bend, Indiana and her law degree from Loyola University Chicago School of Law.

Compensation of Executive Officers

All of our executive officers are officers of IREIC or one or more of its affiliates and are compensated by those entities, in part, for services rendered to us. We neither compensate our executive officers nor reimburse either the Business Manager or Real Estate Manager for any compensation paid to individuals who also serve as our executive officers, or the executive officers of the Business Manager, our Real Estate Manager or their respective affiliates; provided that, for these purposes, a corporate secretary is not considered an “executive officer.” As a result, we do not have, and our board of directors has not considered, a compensation policy or program for our executive officers and has not included a “Compensation Discussion and Analysis,” a report from our board of directors with respect to executive compensation, a non-binding stockholder advisory vote on compensation of executives or a non-binding stockholder advisory vote on the frequency of the stockholder vote on executive compensation. The fees we pay to the Business Manager and Real Estate Manager under the business management agreement or the real estate management agreement, respectively, are described in more detail under “Certain Relationships and Related Transactions.”

In the future, our board may decide to pay annual compensation or bonuses or long-term compensation awards to one or more persons for services as officers. We also may, from time to time, grant restricted shares of our common stock to one or more of our officers. If we decide to pay our named executive officers in the future, the board of directors will review all forms of compensation and approve all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable to the executive officers with respect to the current or future value of our shares. In addition, the board will include the non-binding stockholder advisory votes on executive compensation and on the frequency of stockholder votes on executive compensation in the relevant proxy statement as required pursuant to Section 14A of the Exchange Act.

Certain Relationships and Related Transactions

Set forth below is a summary of the material transactions between the Company and various affiliates of IREIC, including the Business Manager and Real Estate Manager, during the years ended December 31, 2016 and 2015. IREIC is an indirect wholly owned subsidiary of The Inland Group, Inc. Please see the biographical information of our directors and executive officers elsewhere in this proxy statement for information regarding their relationships to Inland, including IREIC and The Inland Group, Inc.

Business Management Agreement

We have entered into a business management agreement with Inland Residential Business Manager & Advisor, Inc., which serves as the Business Manager with responsibility for overseeing and managing our day-to-day operations.

Business Management Fee: Subject to satisfying the criteria described below, we pay the Business Manager an annual business management fee equal to 0.6% of our “average invested assets,” payable quarterly in an amount equal to 0.15% of our average invested assets as of the last day of the immediately preceding quarter; provided that the Business Manager may decide, in its sole discretion, to be paid in either cash or the equivalent amount of our Class A Shares, or a combination thereof; and provided further the Business Manager may decide, in its sole discretion, to be paid an amount less than the total amount to which it is entitled in any particular quarter, and the excess amount that is not paid may, in the Business Manager’s sole discretion, be waived permanently or deferred or accrued, without interest, to be paid at a later point in time. For the years ended December 31, 2016 and 2015, the Business Manager was entitled to a business management fee in the amount equal to $274,540 and $91,455, respectively. As of December 31, 2016 and 2015, we had not paid any of these amounts.

As used herein, “average invested assets” means, for any period, the average of the aggregate book value of our assets, including all intangibles and goodwill, invested, directly or indirectly, in equity interests in, and loans secured by, properties, as well as amounts invested in securities or consolidated and unconsolidated joint ventures or other partnerships, before reserves for amortization and depreciation or bad debts, impairments or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the relevant calendar quarter.

If the business management agreement is terminated, including in connection with the internalization of the functions performed by the Business Manager, the obligation to pay this business management fee will terminate.

Acquisition Fee; Real Estate Sales Commission; Mortgage Financing Fee (Prior to August 8, 2016): Prior to August 8, 2016, we were required to pay the Business Manager or its affiliates acquisition fees of 1.5% of the contract purchase price of each property and real estate-related asset we acquired, real estate sales commissions up to the lesser of (1) one-half of the customary commission paid to a third-party broker for the sale of a comparable property and (2) 1.0% of the gross sales price of the property sold, and mortgage financing fees equal to 0.25% of the amount available or borrowed under the financing or the assumed debt. Our business management agreement was subsequently amended to eliminate acquisition fees, real estate sales commissions and mortgage financing fees and accordingly, we do not have an obligation to pay the Business Manager such fees for transactions occurring on or after August 8, 2016. For the year ended December 31, 2016, we did not incur any acquisition fees or mortgage financing fees. For the year ended December 31, 2015, we incurred an acquisition fee of $686,250 and a mortgage financing fee of $114,375. As of December 31, 2016 and 2015, we had not paid any of these fees. We did not sell any properties, and thus did not incur any real estate sales commissions, during the years ended December 31, 2016 and 2015.

Real Estate Management Agreement

We have entered into a real estate management agreement with our Real Estate Manager, under which our Real Estate Manager and its affiliates manage or oversee each of our real properties. For each property that is managed directly by our Real Estate Manager or its affiliates, we pay our Real Estate Manager a monthly management fee of up to 4% of the gross income from any property. Our Real Estate Manager may reduce, in its sole discretion, the amount of the management fee payable in connection with a particular property, subject to these limits. We also reimburse our Real Estate Manager and its affiliates for property-level expenses that they pay or incur on our behalf, including the salaries, bonuses, benefits and severance payments for persons performing services, including without limitation acquisition due diligence services, for our Real Estate Manager and its affiliates (excluding the executive officers of our Real Estate Manager and our executive officers). For the years ended December 31, 2016 and 2015, we incurred and paid real estate management fees in an aggregate amount equal to $157,757 and $37,699, respectively. For the years ended December 31, 2016 and 2015, our Real Estate Manager and its affiliates incurred, on our behalf, property-level expenses of $350,960 and $58,039, respectively. As of December 31, 2016 and 2015, we had not reimbursed $11,001 and $18,547, respectively, of these expenses.

Dealer Manager Agreement

We are a party to a dealer manager agreement with Inland Securities, the dealer manager for our “reasonable best efforts” offering. Inland Securities is entitled to receive (i) a selling commission equal to 6.0% of the sale price, or $1.50, for each Class A Share, 2.0% of the sale price, or approximately $0.48, for each Class T Share, and 3.0% of the sale price, or approximately $0.72, for each Class T-3 Share sold in the “reasonable best efforts” offering and (ii) a dealer manager fee in an amount equal to 2.75% of the sale price, or approximately $0.69, for each Class A Share, 2.75% of the sale price, or approximately $0.66, for each Class T Share, and 2.5% of the sale price, or approximately $0.60, for each Class T-3 Share sold in the “reasonable best efforts” offering. Inland Securities anticipates reallowing (paying) the full amount of the selling commissions to participating soliciting dealers and may reallow a portion of the price per share out of the dealer manager fee to participating soliciting dealers.

We pay a distribution and stockholder servicing fee equal to 1.0% per annum of the purchase price per share (or, once reported, the amount of the per share estimated value of the applicable share) for each Class T Share and Class T-3 Share sold in the “reasonable best efforts” offering. The distribution and stockholder servicing fee accrues daily and is paid monthly in arrears. We pay the distribution and stockholder servicing fee to Inland Securities, which may reallow the fee to the soliciting dealer, if any, who sold the Class T or Class T-3 Shares or, if applicable, to a subsequent broker-dealer of record of the Class T or Class T-3 Shares so long as the subsequent broker-dealer is party to a soliciting dealer agreement, or servicing agreement, with Inland Securities that provides for reallowance. The distribution and stockholder servicing fees are ongoing fees that are not paid at the time of purchase. We will cease paying the distribution and stockholder servicing fee with respect to Class T Shares or Class T-3 Shares on the earlier of (i) a listing of the Class A Shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) the end of the month in which Inland Securities determines that total underwriting compensation paid in the “reasonable best efforts” offering plus the distribution and stockholder servicing fee paid on all Class T Shares or Class T-3 Shares, as applicable, sold in the “reasonable best efforts” offering is equal to 10% of the gross proceeds of the “reasonable best efforts” offering; and (iv) the end of the month in which the underwriting compensation paid in the “reasonable best efforts” offering on the Class T Shares or the Class T-3 Shares, as applicable, plus the distribution and stockholder servicing fee paid with respect to the Class T Shares or the Class T-3 Shares, as applicable, held by a stockholder within his or her particular account equals 10% or 8.5% (or a lower limit, provided that, in the case of a lower limit, the agreement between Inland Securities and the broker-dealer in effect at the time Class T-3 Shares were first issued to such account sets forth the lower limit and Inland Securities advises our transfer agent of the lower limit in writing) of the gross offering price of those Class T Shares or Class T-3 Shares, respectively. We will further cease paying the distribution and stockholder servicing fee on any Class T or Class T-3 Share that is redeemed or repurchased, as well as upon the Company’s dissolution, liquidation or the winding up of the Company’s affairs, or a merger or other extraordinary transaction in which the Company is a party and in which the Class T Shares or Class T-3 Shares as a class are exchanged for cash or other securities.

We also reimburse Inland Securities for bona fide out-of-pocket, itemized and detailed due diligence expenses, to the extent permitted pursuant to the rules and regulations of FINRA. For the years ended December 31, 2016 and 2015, we incurred selling commissions of $1,130,212 and $236,736, respectively, and a dealer manager fee of $678,677 and $122,437, respectively, both of which did not include payments for any bona fide out-of-pocket, itemized and detailed due diligence expenses. Inland Securities reallowed, in the aggregate, $1,737,968 and $346,462 of these fees to soliciting dealers for the years ended December 31, 2016 and 2015, respectively.

At December 31, 2016, we have accrued distribution and stockholder servicing fees totaling $335,327.

In addition, we reimburse IREIC, its affiliates and third parties for any issuer costs that they pay on our behalf in an amount not to exceed 2.0% of the gross offering proceeds from shares sold in our “reasonable best efforts” offering over the life of the offering. For the years ended December 31, 2016 and 2015, these costs totaled $425,760 and $251,955, respectively. The Business Manager or its affiliates will pay or reimburse any organization and offering expenses, including any “issuer costs,” that exceed 10.75% of the gross offering proceeds from Class A Shares, 6.75% of the gross offering proceeds from Class T Shares or 7.5% of the gross offering proceeds from Class T-3 Shares sold in our “reasonable best efforts” offering over the life of the offering.

Offering costs of $1,476,746 and $1,104,314 remained unpaid as of December 31, 2016 and 2015, respectively.

Subordinated Incentive Distributions to the Special Limited Partner

As general partner of our operating partnership, we are party to the partnership agreement for the operating partnership along with our special limited partner, Inland Residential Properties Trust Special Limited Partner, LLC (the “special limited partner”), which is a wholly-owned subsidiary of IREIC. Upon certain liquidity events, the special limited partner is entitled to receive subordinated incentive distributions from the operating partnership, which include: (1) the subordinated incentive participation in net sales proceeds; (2) the subordinated incentive listing distribution; and (3) the subordinated incentive distribution upon termination. For the years ended December 31, 2016 and 2015, we had not paid any of these subordinated incentive distributions.

The special limited partner will receive from time to time, when available, including in connection with a merger, consolidation, sale or other disposition of all or substantially all of our assets, a subordinated incentive participation in net sales proceeds equal to 15.0% of the value accorded to our shares of common stock outstanding immediately prior to the effective time of the merger or consolidation by the relevant transaction documents or the remaining “net sales proceeds” (as defined in our charter) of an asset sale, as applicable, after return of capital contributions plus payment to investors of an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors.

Upon the listing of our shares on a national securities exchange, including a listing in connection with a merger or other business combination, the special limited partner will be entitled to receive the subordinated incentive listing distribution equal to 15.0% of the amount by which the sum of our market value plus aggregate distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors.

Upon termination or non-renewal of the business management agreement with or without cause, the special limited partner will be entitled to receive the subordinated incentive distribution upon termination equal to 15.0% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. In addition, the special limited partner may elect to defer its right to receive this subordinated incentive distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

If the business management agreement is terminated with or without cause and the amount of the termination distribution is zero, the special limited partner will continue to be entitled to receive a subordinated incentive distribution. Specifically, the special limited partner will be entitled to a subordinated incentive participation in net sales proceeds (including by way of merger) or subordinated incentive listing distribution, as applicable, equal to the product of: (1) 15.0% of the amount by which the sum of our market value plus aggregate distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors through the termination date; and (2) the quotient of the number of days elapsed from the inception of the Company through and including the date of termination of the business management agreement, and the number of days elapsed from the inception of the Company through and including the listing date or liquidity event date, as applicable.

We cannot assure you that we will provide this return of capital and 6.0% return, which we have disclosed solely as a measure for our Business Manager’s and its affiliates’ incentive compensation.

Other Fees and Expense Reimbursements

We reimburse the Business Manager, Real Estate Manager and entities affiliated with each of them, including Inland Real Estate Acquisitions, Inc. (“IREA”) and its respective affiliates, as well as third parties, for any investment-related expenses they pay in connection with selecting, evaluating or acquiring any investment in real estate assets, regardless of whether we acquire a particular real estate asset, subject to the limits in our charter. Examples of reimbursable expenses include but are not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party broker or finder’s fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs. For the years ended December 31, 2016 and 2015, we incurred and reimbursed $11,402 and $25,407, respectively, in acquisition expenses.

We reimburse IREIC, the Business Manager and their respective affiliates, including the service providers, for any expenses that they pay or incur on our behalf in providing services to us, including all expenses and the costs of salaries, bonuses, benefits and severance payments for persons performing services for these entities on our behalf (except for the salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the Business Manager). Expenses include, but are not limited to: issuer costs, expenses incurred in connection with any sale of assets or any contribution of assets to a joint venture; expenses incurred in connection with any liquidity event; taxes and assessments on income or real property; premiums and other associated fees for insurance policies including director and officer liability insurance; expenses associated with investor communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities; administrative service expenses charged to, or for the benefit of, us by third parties; audit, accounting and legal fees charged to, or for the benefit of, us by third parties; transfer agent and registrar’s fees and charges paid to third parties; and expenses relating to any offices or office facilities maintained for the use of persons employed by the Business Manager or its affiliates who provide services to us. During the years ended December 31, 2016 and 2015, IREIC, the Business Manager and their respective affiliates incurred, on our behalf, expenses of $421,673 and $198,095, respectively. As of December 31, 2016 and 2015, we had not reimbursed $80,386 and $95,239, respectively, of these expenses.

Other Related Party Transactions

As of December 31, 2016 and 2015, we owed approximately $3.0 million to IREIC related to advances used to pay administrative and offering costs. These amounts represent non-interest bearing advances by IREIC, which we are obligated to repay.

We have established a discount stock purchase policy for Inland Securities or any of its or our directors, officers, employees or affiliates, or any family members of those individuals, that enables these parties to purchase Class A Shares at $22.81 per share. We sold 8,838 Class A Shares (related party stock discounts of $19,356) and 3,683 Class A Shares (related party stock discounts of $8,065) to these parties during the years ended December 31, 2016 and 2015, respectively.

Policies and Procedures with Respect to Related Party Transactions

We have adopted a conflicts of interest policy, which prohibits us (except as noted below), without the approval of our independent directors, from engaging in the following types of transactions with IREIC-affiliated entities:

•	purchasing properties from, or selling properties to, any IREIC-affiliated entities (excluding circumstances where an entity affiliated with IREIC, such as IREA, enters into a purchase agreement to acquire a property and does not enter the chain of title but merely assigns the purchase agreement to us);
•	making loans to, or borrowing money from, any IREIC-affiliated entities (this excludes expense advancements under existing agreements, waivers of fees due under certain agreements and the deposit of monies in any banking institution affiliated with IREIC); and
•	investing in joint ventures with any IREIC-affiliated entities.

Notwithstanding the foregoing, to facilitate an acquisition or borrowing, the Business Manager, or an affiliate thereof (including IREA), may purchase properties or other assets in its own name or assume loans in connection with the purchase of properties pending allocation of the property to us or our decision to acquire the property. Any asset acquired by the Business Manager or an affiliate thereof will be transferred to us at the lesser of: (1) the price paid for the asset by the entity plus any cost incurred by the entity in acquiring or financing the asset; or (2) a price not to exceed its “fair market value” on an “as is” basis as determined by an MAI appraisal prepared by an unaffiliated third party and dated no earlier than six months prior to the time the asset is transferred to us.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We have no employees and do not compensate our executive officers. See the discussion under “Compensation of Executive Officers” above for additional detail regarding compensation and the discussion under “Certain Relationships and Related Transactions” above for disclosures called for by Item 404 of Regulation S-K.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute “soliciting material” and should not be deemed “filed” with the SEC or incorporated by reference into any other filing we make under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

The Company’s management is responsible for the financial reporting process, preparing consolidated financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”), and designing and implementing a system of internal controls and procedures designed to ensure compliance with GAAP and applicable laws and regulations. Our independent registered public accounting firm is responsible for auditing our year-end financial statements. The audit committee is responsible for monitoring and reviewing these procedures and processes. The audit committee is comprised of three independent directors whose independence has been determined by the board of directors based on the standards set forth in the audit committee’s charter. The board has determined that Mr. Reid qualifies as an “audit committee financial expert” as defined by the SEC. The members of the audit committee are not professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurance as to our financial statements concerning compliance with laws, regulations or GAAP or as to the independence of the registered public accounting firm. The audit committee relies in part, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm that the financial statements have been prepared in conformity with GAAP.

During the year ended December 31, 2016, the audit committee met four times. At these meetings, the members of the audit committee met with representatives of the Company’s management and with the Company’s independent registered public accounting firm, KPMG LLP. The committee discussed numerous items at these meetings including KPMG’s responsibilities to the Company and its audit plan for the year ended December 31, 2016.

The audit committee also has reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2016 with the Company’s management. Management has advised the committee that the financial statements reviewed have been prepared in accordance with GAAP, and reviewed significant accounting and disclosure issues with the committee.

The audit committee also discussed with KPMG all of the matters required by generally accepted auditing standards, including the matters required to be discussed by the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”). The audit committee obtained a formal written statement from KPMG, describing all relationships between KPMG and the Company that might bear on KPMG’s independence. In addition, the audit committee discussed any relationships that may have an impact on KPMG’s objectivity and independence and reviewed audit and non-audit fees paid to KPMG and the written disclosures and letter from KPMG to the committee, as required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The audit committee has concluded that KPMG is independent from the Company.

Based on the review and discussions with management and KPMG described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

The Audit Committee
Michael W. Reid, Chairman Adrian B. Corbiere Meredith W. Mendes

PROPOSAL NO. 2 – AMENDMENT TO OUR CHARTER

Background

In connection with our public offering of shares, we are required to register the offering under both federal and state securities laws. Generally, registrations under the various state laws are for a period of one year and must be renewed annually. During the state registration and renewal process, state securities administrators may review and comment upon the terms of our public offering and our charter.

Our public offering of our shares of common stock commenced on February 17, 2015. In connection with renewing our offering with the applicable states, the securities administrator of the State of Washington has requested that we amend our charter to revise a provision regarding roll-up transactions. The proposed amendment is described below.

Our board of directors has declared the Charter Amendment Proposal to be advisable and has directed that the Charter Amendment Proposal be submitted for consideration by our stockholders at the annual meeting. We have advised the securities administrator of the State of Washington that the Charter Amendment Proposal may not be approved by our stockholders at the annual meeting.

A form of the Articles of Amendment is included as Appendix A to this proxy statement. The summary of the terms of our charter set forth below is qualified in its entirety by our charter. The description of the Charter Amendment Proposal set forth below is qualified in its entirety by reference to Appendix A.

Charter Amendment Proposal

Our charter contains certain provisions that are relevant in the case of any proposed transaction that would be considered a “Roll-Up Transaction” (as defined below) involving the Company and the issuance of securities of an entity that would be created or would survive after completing the Roll-Up Transaction. Specifically, if a Roll-Up Transaction is proposed: (1) we must obtain an appraisal of all of our assets from a competent independent appraiser and (2) our stockholders who vote against the proposed Roll-Up Transaction must be given the choice of: (a) accepting the securities of a roll-up entity offered in the proposed Roll-Up Transaction or (b) either remaining as a stockholder and preserving their interests in the Company on the same terms and conditions as existed previously, or receiving cash in an amount equal to their pro rata share of the appraised value of our net assets. In addition, we may not participate in any Roll-Up Transaction that (1) would reduce stockholder voting rights; (2) includes provisions that would materially impede or frustrate a person from purchasing securities of the roll-up entity (except to the minimum extent necessary to preserve the tax status of the roll-up entity), or would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of our shares held by that investor; (3) would limit (compared to the rights in our charter) the rights of investors to access records of the roll-up entity; or (4) would require the Company to pay the costs of a proposed Roll-Up Transaction that is not approved by stockholders.

Our charter defines a “Roll-Up Transaction” as a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and the issuance of securities of another entity (a “roll-up entity”) to the holders of our common stock. Our charter excludes from the definition of a Roll-Up Transaction, among other transactions, a transaction involving securities of the roll-up entity that have been listed on a national securities exchange for at least 12 months.

As part of renewing our registration, the securities administrator of the State of Washington has conditioned approval of our renewal on our agreement to submit to our stockholders a proposal to amend our charter to revise the definition of a Roll-Up Transaction. Specifically, the revised definition will change the exclusions from the definition of Roll-Up Transaction. Under the amended provision, even if the shares of a roll-up entity have been listed for at least 12 months, the exclusion from the definition of “Roll-Up Transaction” will not apply if the Company’s shares have not also been listed for at least 12 months.

Your Vote

You may vote “FOR” or “AGAINST” or may “ABSTAIN” from voting on the Charter Amendment Proposal.

Appraisal Rights

Under Maryland law and our charter, you will not be entitled to rights of appraisal with respect to the Charter Amendment Proposal. Accordingly, to the extent that you object to the Charter Amendment Proposal, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your shares of common stock under the provisions of Maryland law governing appraisal rights.

RECOMMENDATION OF THE BOARD: The board recommends that you vote “FOR” the Charter Amendment Proposal.

PROPOSAL NO. 3 – RATIFY SELECTION OF KPMG LLP

The audit committee has selected KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Although ratification is not required by our charter, our bylaws or otherwise, our board is submitting the selection of KPMG to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. The audit committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm but is not bound by our stockholders’ vote. Even if the selection of KPMG is ratified, the audit committee may change the appointment at any time during the year if it determines a change would be in the best interests of the Company and our stockholders. If you return a proxy card but do not indicate how your shares should be voted, they will be voted “FOR” the appointment of KPMG.

Representatives of KPMG will attend the annual meeting. These representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate stockholder questions.

RECOMMENDATION OF THE BOARD: The board recommends that you vote “FOR” the ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Fees to Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2016 and 2015, together with fees for audit-related services and tax services rendered by KPMG for the years ended December 31, 2016 and 2015, respectively.

Description	Year ended December 31, 2016	Year ended December 31, 2015
Audit fees(1)	$167,000	$236,000
Audit-related fees	–	–
Tax fees(2)	19,802	4,500
All other fees	–	–
TOTAL	$186,802	$240,500

(1)	Audit fees consist of fees incurred for the audit of our annual financial statements and the review of our financial statements included in our quarterly reports on Form 10-Q, as well as fees relating to registration statements and the audit of Historical Summary of Gross Income and Direct Operating Expenses of the property acquired.
(2)	Tax fees are comprised of tax compliance and tax consulting fees incurred and billed during the respective years.

Approval of Services and Fees

Our audit committee has reviewed and approved all of the fees charged by KPMG, and actively monitors the relationship between audit and non-audit services provided by KPMG. The audit committee concluded that all services rendered by KPMG during the years ended December 31, 2016 and 2015, respectively, were consistent with maintaining KPMG’s independence. Accordingly, the audit committee has approved all of the services provided by KPMG. As a matter of policy, the Company will not engage its primary independent registered public accounting firm for non-audit services other than “audit-related services,” as defined by the SEC, certain tax services and other permissible non-audit services except as specifically approved by the chairperson of the audit committee and presented to the full committee at its next regular meeting. The Company also follows limits on hiring partners of, and other professionals employed by, KPMG to ensure that the SEC’s auditor independence rules are satisfied.

The audit committee must pre-approve any engagements to render services provided by the Company’s independent registered public accounting firm and the fees charged for these services including an annual review of audit fees, audit-related fees, tax fees and other fees with specific dollar value limits for each category of service. During the year, the audit committee will periodically monitor the levels of fees charged by KPMG and compare these fees to the amounts previously approved. The audit committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chairperson of the audit committee for approval.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

As of April 5, 2017, we have not received any stockholder proposals for inclusion in this year’s proxy statement. Stockholders may nominate director candidates and make proposals to be considered at our annual meeting to be held in 2018.

Recommendations for Director Candidates

Nominations for director positions are made by our board based upon the recommendation of the nominating and corporate governance committee. With respect to candidates recommended by stockholders, recommendations must be submitted in accordance with the procedures specified in Section 11 of Article II of our bylaws, which generally requires that the stockholder send certain information about the candidate to our corporate secretary not later than 5:00 p.m., central time, on the 120th day and not earlier than the 150th day prior to the first anniversary of the mailing date of our proxy statement for the preceding year’s annual meeting. For our annual meeting to be held in 2018, a stockholder must provide written notice of a candidate recommendation not earlier than November 15, 2017 and not later than 5:00 p.m., central time, on December 15, 2017, to our corporate secretary, c/o Inland Residential Properties Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523. A copy of our bylaws may be obtained by written request to our corporate secretary at the same address.

Other Stockholder Proposals

Stockholders intending to present any other proposal for action by the stockholders at an annual meeting are subject to the same notice provisions under our bylaws as discussed above. Accordingly, for our annual meeting to be held in 2018, a stockholder must provide written notice of a proposal not earlier than November 15, 2017 and not later than 5:00 p.m., central time, on December 15, 2017.

Our bylaws do not change the deadline for a stockholder seeking to include a proposal in our proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act or affect a stockholder’s right to present for action at an annual meeting any proposal so included. Rule 14a-8 requires that notice of a stockholder proposal requested to be included in our proxy materials pursuant to that Rule must generally be furnished to our corporate secretary not later than 120 days prior to the anniversary of the mailing date of our proxy statement for the previous year’s annual meeting. For our annual meeting to be held in 2018, stockholder proposals to be considered for inclusion in the proxy statement under Rule 14a-8 must be received by our corporate secretary no later than December 15, 2017.

Each of these stockholder proposals should be submitted in writing and addressed to our corporate secretary, c/o Inland Residential Properties Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523.

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YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF
PROXIES WILL SAVE US THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES. PLEASE
PROMPTLY MARK, SIGN, DATE AND RETURN THE
ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

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Appendix A

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

ARTICLES OF AMENDMENT

Inland Residential Properties Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting clause (a) of the definition of “Roll-Up Transaction” in Article IV of the Charter in its entirety and substituting the following in lieu thereof:

(a) a transaction involving securities of the Corporation that have been listed on a national securities exchange for at least twelve months; or

SECOND: The foregoing amendment has been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

THIRD: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary on this ___ day of ________, 2017.

ATTEST:		INLAND RESIDENTIAL PROPERTIES TRUST, INC.

		By:		(SEAL)
Name:	Cathleen M. Hrtanek		Name:	Mitchell A. Sabshon
Title:	Secretary		Title:	President and Chief Executive Officer

A-1

Inland Residential Properties Trust, Inc.

REVOCABLE PROXY FOR ANNUAL MEETING OF STOCKHOLDERS – JUNE 20, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned stockholder of Inland Residential Properties Trust, Inc., a Maryland corporation (the "Company"), hereby appoints Roberta S. Matlin and Cathleen M. Hrtanek as proxies for the undersigned, and each of them, each with full power of substitution in each of them, to attend the annual meeting of stockholders to be held at the principal executive offices of the Company located at 2901 Butterfield Road, Oak Brook, Illinois 60523 on June 20, 2017, at 10:00 a.m. central time, or any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. **IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR DIRECTOR, "FOR" THE APPROVAL OF THE AMENDMENT TO THE CHARTER, "FOR" THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017 AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.**

SEE REVERSE SIDE

(Continued and to be signed on reverse side)

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE FOLLOWING PROPOSALS.

Please mark vote as indicated in this example ☒

1. ELECTION OF DIRECTORS: FOR ALL ☐ WITHHOLD ALL ☐

01. ADRIAN B. CORBIERE
02. MEREDITH W. MENDES
03. DANIEL L. GOODWIN
04. MICHAEL W. REID
05. MITCHELL A. SABSHON

(INSTRUCTION: To withhold authority to vote for any specific nominee(s), mark "For All" and strike a line through that nominee(s') name(s) or number(s) in the list above.)

	FOR	AGAINST	ABSTAIN
2. APPROVAL OF THE AMENDMENT TO THE CHARTER.	☐	☐	☐
3. RATIFICATION OF SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.	☐	☐	☐

CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON. ☐

Date:______________________________, 2017

____
Signature

____
Signature (if held jointly)

Please sign exactly as your name or names appear hereon. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person.

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